UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (650) 421-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On November 5, 2026 (the “Closing Date”), Codexis, Inc., a Delaware corporation (the “Company”) and its wholly owned subsidiary, Codexis Mayflower Holdings, LLC, a Delaware limited liability company (together with the Company, the “Borrowers”) entered into that certain Loan and Security Agreement (the “LSA”) with the lenders party thereto from time to time (the “Lenders”) and Trinity Capital Inc., as administrative agent and collateral agent for the Lenders (the “Agent”).

The LSA provides for term loans in an aggregate principal amount of up to $60.0 million, available in three tranches: (a) a term loan of $42.5 million, which was funded on the Closing Date (the “Tranche A Loan”); (b) a term loan of $7.5 million, available at the Borrowers’ request through December 15, 2027, subject to customary conditions and to the ratio of the outstanding principal amount of the Loans (after giving pro forma effect to such loan) to the Company’s market capitalization, as defined in the LSA, not exceeding 20% (the “Tranche B Loan”); and (c) a term loan of $10.0 million, available through the end of the Interest Only Period (as defined below), subject to approval by the Lenders in their sole discretion (the “Tranche C Loan” and, together with the Tranche A Loan and the Tranche B Loan, the “Loans”). The Borrowers are required to pay a commitment fee equal to 1.00% of the principal amount of each Loan funded.

The Loans bear interest at a variable rate per annum equal to the greater of (i) 10.50% and (ii) the sum of (x) the lesser of The Wall Street Journal prime rate and 8.00%, plus (y) 3.75%. The Borrowers are required to make monthly payments of interest only until November 1, 2030 (such period, the “Interest Only Period”), after which the Loans amortize in equal monthly installments of principal and interest through the maturity date of November 1, 2031 (the “Maturity Date”). If no event of default or potential event of default has occurred on or prior to the last day of the Interest Only Period, the Interest Only Period will extend to the Maturity Date. At maturity or upon earlier prepayment or acceleration, the Borrowers are required to pay an end of term payment equal to 5.00% of the original principal amount of the Loans funded.

The Borrowers may prepay the Loans in whole at any time, subject to a prepayment premium equal to 3.00% of the principal amount prepaid if prepaid on or before the first anniversary of the Closing Date, 2.00% if prepaid after the first anniversary and on or before the second anniversary of the Closing Date, and 1.00% thereafter. The Borrowers are required to prepay the Loans, together with the applicable prepayment premium and other amounts then due, upon a change of control or the acceleration of the Loans following an event of default.

The Borrowers’ obligations under the LSA are secured by substantially all of their assets, including intellectual property, subject to customary exceptions. The LSA contains customary representations and warranties and affirmative and negative covenants, including restrictions on the incurrence of additional indebtedness, liens, investments, dispositions, mergers and acquisitions, dividends and other distributions, and transactions with affiliates, in each case subject to certain exceptions. The LSA also contains a financial covenant requiring the Borrowers, at any time the Company’s market capitalization is less than $400.0 million, to maintain liquidity, as defined in the LSA, of not less than the then-outstanding principal amount of the Loans, subject to a 60-day cure right that may be exercised no more than twice in any trailing 12-month period and that is not available if liquidity falls below 90% of the then-outstanding principal amount of the Loans.

The LSA contains customary events of default, including, among others, payment defaults, breaches of covenants, material inaccuracies of representations and warranties, cross-defaults to other indebtedness in excess of $500,000, insolvency events, judgments in excess of $750,000, the occurrence of a material adverse change, a change of control, the delisting of the Company’s common stock and a decline of 95% or more in the price of the Company’s common stock from the price on the Closing Date that continues for 30 consecutive days. Upon the occurrence and during the continuance of an event of default, the Agent may declare all outstanding obligations immediately due and payable, and the interest rate on the Loans may be increased by 4.00% per annum.

Lender Warrants

On the Closing Date, in connection with the LSA, the Company issued to the Lenders warrants (the “Lender Warrants”) to purchase up to an aggregate of 1,666,668 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.08 per share. The Lender Warrants vest and become exercisable in tranches upon the funding of each of the Tranche A Loan, the Tranche B Loan and the Tranche C Loan,

with respect to a number of shares of Common Stock equal to 3.0% of the principal amount of the applicable Loan funded by the applicable Lender divided by the exercise price. Shares that have vested will not be forfeited upon any repayment, prepayment, refinancing or acceleration of the Loans or the termination of the LSA. Upon the funding of the Tranche A Loan on the Closing Date, the Lender Warrants vested with respect to 1,180,556 shares of Common Stock. The Lender Warrants expire on November 5, 2036 and may be exercised on a cashless basis.

The foregoing descriptions of the LSA and the Lender Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the LSA and the form of Lender Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with entry into the LSA, the Company used the proceeds of the Tranche A Loan, together with cash on hand, to repay in full all outstanding obligations under the Loan and Security Agreement, dated as of February 13, 2024, by and among the Company, Innovatus Life Sciences Lending Fund I, LP, as collateral agent, and the lenders party thereto (as amended, the “Innovatus Loan Agreement”). The Company paid an aggregate of approximately $43.6 million (the “Payoff Amount”), consisting of outstanding principal, accrued and unpaid interest, a prepayment fee and a final payment fee, together with other fees and expenses. Upon receipt of the Payoff Amount, all of the Company’s obligations under the Innovatus Loan Agreement were satisfied and discharged in full, all liens and security interests securing such obligations were released, and the Innovatus Loan Agreement was terminated. The warrants to purchase shares of Common Stock previously issued to Innovatus in connection with the Innovatus Loan Agreement remain outstanding in accordance with their terms.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Loan and Security Agreement” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Lender Warrants” is incorporated by reference into this Item 3.02. The Lender Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. Each Lender represented in its Lender Warrant that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and is acquiring the Lender Warrant for investment for its own account and not with a view to the public resale or distribution thereof within the meaning of the Securities Act. Neither the Lender Warrants nor the shares of Common Stock issuable upon exercise thereof have been registered under the Securities Act, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Stock.

10.1*	Loan and Security Agreement, dated as of November 5, 2026, by and among Codexis, Inc., Codexis Mayflower Holdings, LLC, the lenders party thereto and Trinity Capital Inc., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of the exhibit, marked by brackets, have been omitted because the omitted information is (i) not material and (ii) customarily and actually treated as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEXIS, INC.

Date: November 10, 2026	By:	/s/ Georgia Erbez
Georgia Erbez
Chief Financial Officer and Chief Business Officer